UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894	27-0455607
(Commission File Number)	(I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 15, 2011, the board of directors (the “Board”) of Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”) approved the 2011 Non-Employee Director Restricted Stock Plan, including the Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement for issuances thereunder (collectively, the “Plan”), and the issuance under the Plan of 4,000 restricted shares of the Company’s Class A Common Stock (the “Restricted Shares”), to Mr. Michael A. Ribero (the “Grant”).  As described in Item 5.02 below, Mr. Ribero has been appointed as an independent director of the Company.  The Plan authorizes a total of only 4,000 Restricted Shares to be issued under the Plan and that the only grant under the Plan will be the Grant.  The Restricted Shares were determined by the Board to have a fair market value of $25 each.  The Grant will vest as to 25% of the Restricted Shares granted thereby on each of September 15, 2011, 2012, 2013 and 2014.  The Plan and the Grant are consistent with the Company’s previously stated intention, disclosed in the Company’s Registration Statement on Form 10, to make a one-time grant of $100,000 worth of Restricted Shares to each of its independent directors.

The above description of the Plan is qualified in its entirety by reference to the Plan attached as Exhibit 10 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Board appointed Mr. Michael A. Ribero as an independent director of the Company.  This appointment followed notification to the Board by the Onex Stockholders (as defined in the Stockholders’ Agreement, dated July 1, 2009 (the “Stockholders’ Agreement”), by and among the Company and its stockholders) that the Onex Stockholders have designated Mr. Ribero to serve as a director of the Company as the “First Independent Onex Designee” pursuant to Section 4.2(b) of the Stockholders’ Agreement, and that Mr. Ribero has agreed to serve as a director of the Company.

Mr. Ribero, age 55, is currently a consultant to the media, entertainment and hospitality business.  Mr. Ribero most recently served as president and chief executive officer of IdeaCast, Inc., a location-based television advertising company, from November 2008 until its sale in July 2009.  Mr. Ribero was the chairman and chief executive officer of Reactrix Inc., an out-of-home advertising company, from May 2003 until October 2008.  From 2001 until 2003, Mr. Ribero was president of Brierley & Partners, a leading direct marketing and customer loyalty solutions provider, and president e-Rewards, Inc., a loyalty based spin-off of Brierley & Partners.  Previous to that, Mr. Ribero spent six years in the video gaming industry, including as executive vice president of worldwide publishing of Midway Games, Inc., an American video game publisher of Mortal Kombat and other popular video games, chairman and chief executive officer of Radical Entertainment, a Canadian video game developer and now subsidiary of the American video game publisher Activision Blizzard, Inc., and executive vice president and chief marketing officer of SEGA of America, Inc, the American subsidiary of the Japanese video game company SEGA Corporation.  Before entering the video gaming industry, Mr. Ribero held positions in other industries including executive vice president and chief marketing and strategy officer of Hilton Hotels Corporation and vice president of marketing programs of Eastern Airlines, Inc.  Mr. Ribero currently serves on the board of directors of the U.S. Marketing College.  Mr. Ribero has a bachelor degree in industrial engineering and operations research from the University of Florida.

As disclosed in Item 1.01 above, the Company has approved the 2011 Non-Employee Director Restricted Stock Plan and made the Grant to Mr. Ribero.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
10	2011 Non-Employee Director Restricted Stock Plan (effective September 15, 2011), Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: September 16, 2011	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10	2011 Non-Employee Director Restricted Stock Plan (effective September 15, 2011), Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement.